EXHIBIT 10.37

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is entered into as of January 15, 2007 (the “Effective Date”), by and between Global Airworks, Inc., a California corporation having a principal place of business located at 350 S. Cheryl Lane, City of Industry, CA 91789 (the “Borrower”), and HU CHENG-LIEN, an individual whose address is 2050 Ringwood Avenue, San Jose, California 95131 (the “Lender”).

A. The Borrower wishes to borrow funds from the Lender in such advances as the Borrower may request from time to time; and

B. The Lender has agreed to extend such credit to the Borrower, subject to the terms and conditions hereof.

NOW THEREFORE, for and in consideration of the loans and advances to be made by the Lender to the Borrower hereunder, the mutual covenants, promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender agree as follows:

1. Definitions.

The following terms when used in this Agreement will have the following meanings both in the singular and plural forms thereof, except where the context requires otherwise:

“Advance” has the meaning set forth in the Note.

“Agreement” means this Loan Agreement, as originally executed and as may be amended, modified, supplemented, or restated from time to time by written agreement between the Borrower and the Lender.

“Event of Default” means the Borrower’s default in the payment when due of any principal or interest under the Note, or any other note issued by Borrower to Lender, that continues five days after Borrower’s receipt of written notice of default.

“GEPT” means the Borrower’s parent corporation, Global ePoint, Inc., a Nevada corporation.

“Loan” means, at any date, the aggregate amount of all Advances made by the Lender to the Borrower pursuant to Section 2 hereof and not repaid.

“Note” means the promissory note substantially in the form attached hereto as Exhibit A made by the Borrower payable to the order of the Lender, together with all extensions, renewals, modifications, substitutions and changes in form thereof effected by written agreement between the Borrower and the Lender.

“Maturity Date” of each Advance means the earlier of (a) the date on which the Note becomes due and payable upon or after the occurrence of an Event of Default; (b) the fifth day following receipt by GEPT or Borrower, in one or more transactions subsequent to the Effective

Date, of a minimum of US$ 1,000,000.00 (One Million U.S. Dollars) of debt financing or equity capital in addition to the Loan, or (c) 180 days from the date of the Advance (“Scheduled Maturity Date”). If the Maturity Date falls on a day which is not a Business Day, then the Maturity Date shall be the next succeeding Business Day. For purposes of the foregoing, “Business Day” means any weekday except for weekdays on which banks are not open for business in California.

“Termination Date” means July 15, 2007, unless such date is extended by the Lender by written notice prior to such date.

“Tops” means GEPT’s subsidiary, Tops Digital Security, LLC, a Nevada limited liability company

2. The Loan.

2.1 Loan Advances. From time to time from the date of this Agreement until the Termination Date, as the Borrower may request pursuant to Section 2.3 below, the Lender shall make Advances to the Borrower. Each Advance shall be evidenced by, and be payable in accordance with, the terms of the Note. The Lender agrees to loan to Borrower hereunder a minimum of US$300,000 and the Lender shall have no obligation to lend an amount in excess of US$300,000.

2.2 Disbursement Fee. For each Advance, Borrower shall pay to Lender a one-time Advance disbursement fee in the amount of two percent (2%) of the Advance amount. The disbursement fee is due and payable at the time the Advance is disbursed.

2.3 Payments and Interest on the Note. The Borrower agrees to repay the principal amount of all Advances, plus accrued interest thereon, at the Maturity Date in accordance with the terms of the Note.

2.4 Manner of Borrowing and Use of Proceeds. The Borrower will give the Lender written or telephonic notice of each requested Advance by not later than 1:00 p.m., Pacific Standard Time, on the third business day preceding the business day on which such Advance is to be made. The parties agree that the Advances will be used for general working capital purposes. The Lender shall remit the proceeds of each Advance as specified by an officer of the Borrower at the time a request for an Advance is made.

2.5 MFN Provision. In the event GEPT, Borrower or any of GEPT’s other subsidiaries (each a “GEPT Entity”) offers to sell any debt or equity securities to any person, then the GEPT Entity conducting such offer shall offer to Lender the right to acquire the offered security in exchange for all or a portion of the indebtedness outstanding under the Loan. Such offer of securities to Lender shall made at the same time and in the same manner as the offers of such security being made by such GEPT Entity to all other potential purchasers of such security. Borrower shall have five days after receipt of the offer to accept the offer from the GEPT Entity. If the Lender accepts the offer, the Note, or the appropriate amount of indebtedness thereunder, shall be cancelled upon issuance and delivery of the offered security in the event Borrower is the GEPT Entity conducting the offer. In all other cases, the Note shall be transferred, in whole or in part as appropriate, to the GEPT Entity conducting the offer upon issuance and delivery of the offered security.

2.6 Other Borrowing. Lender understands that Borrower is seeking to borrow up to an aggregate of US$1,000,000 (including this Loan) from Lender and other lenders concurrently with its execution of this Agreement and the Note on terms and conditions comparable to this Agreement, and Lender hereby consents to same.

2.7 Security. Borrower’s obligations under the Note shall be secured by a security interest in Borrower’s assets pursuant to the form of Security Agreement attached hereto as Exhibit B. Borrower’s obligations under the Note and Security Agreement shall be guarantied by GEPT and Tops pursuant to the form of Guaranty and Security Agreement attached hereto as Exhibits C and D, respectively.

3. Representations and Warranties of Borrower. Borrower represents and warrants to the Lender as follows:

3.1 Organization; Authority. Borrower is an entity duly organized, validly existing and in good standing under the laws of State of California with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. This Agreement and the Loan from Lender hereunder have been duly authorized by all necessary action on the part of Borrower. Each of this Agreement, the Note, the Security Agreement attached hereto as Exhibit B and the Guaranty and Security Agreements attached hereto as Exhibits C and D have been duly executed by Borrower, GEPT or Tops, as the case may be, and when delivered by Borrower, GEPT or Tops, as the case may be, in accordance with the terms thereof, will constitute the valid and legally binding obligation of Borrower, GEPT or Tops, as the case may be, enforceable against it in accordance with their terms.

4. Representations and Warranties of the Lender. Lender represents and warrants to the Borrower as follows:

4.1 Authority. Lender has all necessary power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder, Each of this Agreement, the Security Agreement attached hereto as Exhibit B and the Guaranty and Security Agreements attached hereto as Exhibits C and D have been duly executed by Lender, and when delivered by Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of Lender, enforceable against it in accordance with their terms.

4.4 Restrictions on Securities. Lender understands that the Note has not been registered under the Securities Act of 1933 and may not be offered, resold, pledged or otherwise transferred except in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

5. Miscellaneous.

5.1. Waivers, Amendments. The provisions of this Agreement and the Note may from time to time be amended, modified, or waived, if such amendment, modification or waiver is in writing and signed by the Lender. No failure or delay on the part of the Lender in exercising any power or right under such documents will operate as a waiver thereof, nor will any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case will entitle it to any notice or demand in similar or other circumstances.

5.2. Notices. All communications and notices provided under this Agreement will be in writing and addressed or delivered to the Borrower or the Lender at their respective addresses shown in the preamble to this Agreement, or to any party at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed properly addressed, will be deemed given upon the second business day after the placing thereof in the United States mail, postage prepaid.

5.3. Severability. Any provision of this Agreement or any Note executed pursuant hereto which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such portion or unenforceability without invalidating the remaining provisions of this Agreement or the Note or affecting the validity or enforceability of such provisions in any other jurisdiction.

5.4. Governing Law; Venue. This Agreement will be deemed to be a contract made under and governed by the laws of the State of California. The Borrower and Lender hereby consent to the personal jurisdiction of the state and federal courts located in the State of California in connection with any controversy related to this Agreement, waive any argument that venue in such forums is not convenient and agrees that any litigation in connection herewith will be venued the state or federal courts located in California.

5.5. Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer its rights hereunder without the prior written consent of the Lender.

5.6. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:		LENDER:

GLOBAL AIRWORKS, INC.

By:	/s/ Daryl F. Gates	, an individual
Name:	Daryl F. Gates
Title:	Chairman, Global Airworks
President, Global ePoint

EXHIBIT A

SECURED PROMISSORY NOTE

January 15, 2007

FOR VALUE RECEIVED, Global Airworks, Inc., a California corporation (the “Borrower”), hereby promises to pay to the order of HU CHENG-LIEN, an individual (the “Lender”) at 2050 Ringwood Avenue, San Jose, California 95131, or such other address as designated by the Lender, the principal amount of all Advances made by the Lender to the Borrower under the terms of this Note, and accrued interest thereon. Each loan under this Note (an “Advance”) shall be made by the Lender pursuant to the terms of that certain Loan Agreement (“Loan Agreement”) dated January 15, 2007 between Borrower and Lender. Unless otherwise provided herein, all capitalized terms used in this Note shall have the meaning ascribed to them in the Loan Agreement.

All outstanding principal under each Advance shall be payable on the Maturity Date. The principal amount and Maturity Date for each Advance shall be endorsed by the Lender on the schedule attached to this Note or, at the Lender’s option, in its records, which schedule or records shall be rebuttable, presumptive evidence of each Advance and related Maturity Date.

The unpaid principal amount of all Advances shall bear interest at the rate of ten percent (10.0%) per annum. Interest shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed. The accrued and unpaid interest shall be payable on the Maturity Date of such Advance.

All payments of principal and interest shall be made in immediately available funds in lawful money of the United States of America.

The Borrower may prepay the principal and accrued interest under the Note, in whole or in part, without penalty or notice. All amounts prepaid will be applied first to accrued and unpaid interest and then to unpaid principal.

The Borrower hereby waives presentment, demand, notice of dishonor, protest, and all other demands and notices in connection with this Note. No act of omission or commission of the Lender, including specifically any failure to exercise any right or remedy, shall be deemed to be a waiver or release of the same, such waiver or release to be made only in writing.

The Borrower shall pay all costs and expenses of the Lender in connection with this Note, including the fees and expenses of counsel in preparing and negotiating this Note and costs of collection of every kind, including but not limited to all reasonable attorneys’ fees, court costs, and expenses incurred by the Lender in connection with collection or the protection or enforcement of any rights hereunder whether or not any lawsuit is ever filed.

The Borrower warrants and represents to the Lender that (a) it is a corporation duly incorporated and in good standing under the laws of its state of incorporation, (b) the execution and delivery of this Note, and the performance by the Borrower of its obligations hereunder, are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action on the Borrower’s part, and (c) this Note is the Borrower’s legal, valid and binding obligation, enforceable in accordance with its terms, the making and performance of which do not and will not contravene or conflict with the Borrower’s charter or by-laws or violate or constitute a default under any law, any presently existing requirement or restriction imposed by judicial, arbitral or other governmental instrumentality or any agreement, instrument or indenture by which the Borrower is bound.

The Borrower waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Note and agrees that any such action or proceeding shall be tried before a court and not a jury.

This Note shall be governed by the internal laws of the State of California.

Address:	GLOBAL AIRWORKS, INC.

350 S. Cheryl Lane
City of Industry, CA 91789
	By:	/s/ Daryl F. Gates
	Name:	Daryl F. Gates
	Title:	Chairman, Global Airworks
President, Global ePoint

Schedule attached to Note dated as of             , 2007 of Global Airworks, Inc., payable to the order of

ADVANCES AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made	Maturity Date	Amount of Principal Repaid	Unpaid Principal Balance	Notation Made By